Investor Presentation “Expanding Our Reach” 06/30/2018 Peapack-Gladstone Bank

Statement Regarding Forward-Looking Information This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about Management’s strategies and Management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to 1) our inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan; 2) the impact of anticipated higher operating expenses in 2018 and beyond; 3) our inability to successfully integrate wealth management firm acquisitions; 4) our inability to manage our growth; 5) our inability to successfully integrate our expanded employee base; 6) an unexpected decline in the economy, in particular in our New Jersey and New York market areas; 7) declines in our net interest margin caused by the interest rate environment and our highly competitive market; 8) declines in the value in our investment portfolio; 9) higher than expected increases in our allowance for loan and lease losses; 10) higher than expected increases in loan and lease losses or in the level of nonperforming loans; 11) unexpected changes in interest rates; 12) an unexpected decline in real estate values within our market areas; 13) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs; 14) changes in monetary policy by the Federal Reserve Board; 15) changes to legislation or policy, including tax or accounting matters; 16) successful cyberattacks against our IT infrastructure and that of our IT providers; 17) higher than expected FDIC insurance premiums; 18) adverse weather conditions; 19) our inability to successfully generate business in new geographic markets; 20) our inability to execute upon new business initiatives; 21) our lack of liquidity to fund our various cash obligations; 22) reduction in our lower-cost funding sources; 23) our inability to adapt to technological changes; 24) claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and 25) other unexpected material adverse changes in our operations or earnings.   The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.

A high-performing boutique bank, leaders in wealth, lending and deposit solutions, known nationally for our unparalleled client service, integrity and trust. Professionalism Clients First Compete to Win Invested in Our Community One Team Vision Core Principles Our Foundation

Attractive geographic franchise. Wealth management focus provides an enviable fee revenue mix. Well positioned for additional wealth acquisitions that are immediately accretive to earnings, and carry a strong ROE and IRR. Ongoing shift in loan mix (decreasing MFL, increasing C&I) will continue to positively impact NIM. Highly efficient branch network with an efficient cost structure that enables deposit pricing flexibility in the current market environment. Fully developed infrastructure capable of supporting additional growth in revenue producing activities. Compelling valuation at current share price. Investment Considerations

Senior Private Bankers lead a team-based approach. PGB offers a full suite of banking, commercial, and wealth management products to support client financial needs. Team members focus on understanding needs, goals, and aspirations with consideration of risk tolerance, time horizon, and other traditional variables. Deliver exceptional client experience. For our HNW individual clients within our affluent footprint, we develop, optimize, and deliver customized financial solutions aimed at helping clients create, grow, protect, and ultimately transition their wealth. For privately-owned businesses, we provide customized lending, treasury management, and capital market solutions. Working in concert with our wealth advisory team, we provide comprehensive wealth management advice that includes estate, tax and wealth planning considerations. Private Banking Model

Wealth Assets Under Mgmt/Admin Total Assets Total Deposits Total Loans Franchise Growth (in billions)

Diluted Earnings per Share Net Income (in millions) Pre-Tax Income (in millions) Financial Performance YOY +43% YOY +32% YOY +21%

ROACE ROAA Financial Performance YOY +16% YOY +33% Tangible Book Value Per Share 1 YOY +10% 1 Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. See non-GAAP financial measures reconciliation on page 33.

How Do We Get There: Wealth Management growth – organic and acquisition. Continue migration of loan portfolio from lower yielding multifamily to higher yielding C&I. NIM expansion. Further efficiencies. Profitability Targets Metric Year 2017 YTD 2018 Targets Fee Income / Revenue 24% 28% 35% - 45% of revenue EPS Growth - Year Over Year 27% 32% Double digit annually ROAA 0.89% 1.06% 1.15% - 1.20% ROACE 10.12% 10.83% 11% - 12% GAAP Efficiency Ratio 59% 61% Low to mid 50's

Financial Highlights Branch Map Franchise Overview NOTE: Financial data as of 06/30/2018. Private Banking Offices Bedminster, NJ Morristown, NJ Princeton, NJ Teaneck, NJ Fairfield, NJ Gladstone, NJ Greenville, DE (Trust Subsidiary) Headquarters Bedminster, NJ Year Founded 1921 Branches 20 Total Assets $4.3 Bil Gross Loans $3.7 Bil Total Deposits $3.5 Bil Wealth Management AUM/AUA $5.7 Bil Fee Income / Revenues 28% Market Cap $657 Mil

Affluent Market 1. Rank reflects ranking amongst all New Jersey counties. Note: Weighted average is calculated as the sum of (percent of state/national franchise * demographic item) within each market; banks, thrifts, and savings banks included (retail branches only). Source: S&P Global Market Intelligence, FDIC

Considerable Growth Opportunity And Scale Gives Us Pricing Advantages Source: SNL Financial; Deposit data as of 06/30/2017

Our Vision: A leading New York metro-area wealth management boutique, offering superior advice delivered by top quality professionals, with a differentiated client experience compared to large bank competitors. Recent Growth Initiatives: Successfully completed two acquisitions in 2017: August 2017: Murphy Capital Management ($900MM+ AUM). November 2017: Quadrant Capital Management ($400MM+ AUM). June 2018: Announced intended acquisition of Lassus Wherley & Assoc ($500MM+ AUM); (Expected close in Q3 2018.) Year-over-year wealth fees up 67% and comprised 21% of total bank revenue. Well-positioned for strategic wealth management and bank acquisitions. Assets Under Management/Administration $5.7 Billion of AUM/AUA as of June 30, 2018. Peapack Private Wealth Management

Wealth Management Performance AUM / AUA (Dollars in Billions)

Wealth Management Performance Fee Income YOY +67% (Dollars in Millions)

1. Includes SBA Income, Swap Income, Deposit & Loan Fees, Mortgage Banking, and BOLI Diversified Fee Based Revenue Mix Net Interest Income 72% Wealth Management Fees 21% Fees & Other Inc 7% YTD 06/30/2018 Total Non-Interest Income: 28% of Total Revenue Net Interest Income before Provision Wealth Management Fee Income Fees & Other Income 1 Total Non-Interest Income Target 35% - 45%

Total Deposits (Dollars in Billions)

Deposit Activity Total Deposits: 12/31/2017 $3,698,000   Affluent clients reallocated funds into managed assets with the Bank’s Wealth Management Group and/or outside investment opportunities and to pay income taxes. ($135,000)   Listing service/brokered CDs matured and not replaced due to high current cost and lack of core customer. ($113,000)   Exit certain large deposit relationships due to volatility or increased operational risk. ($90,000)   Municipal deposits declined due to large prepaid 2018 real estate tax inflows at the end of 2017, which normalized in 2018. ($25,000)   Net activity - new and existing accounts. +$188,000 Total Deposits: 06/30/2018 $3,523,000 (Dollars in Thousands)

1. Non performing assets defined as nonaccrual loans, loans 90+ days past due, and real estate owned. Loan Growth and Asset Quality 1 Loans NPAs 1 /Assets

C&I Loans YOY +34% (Dollars in Millions)

C&I Multifamily CRE Residential and Consumer Loan Diversification – Transformation to C&I (as a % of total loans)

Net Interest Margin Targeted 2.98% to 3.02%

Key Metrics vs. Wealth Management Peers Total Fee Income / Revenue – YTD 2018 Net Interest Margin – YTD 2018 ¹ Note: Financial data as reported for the six months ended June 30, 2018 (YTD 2018) 1. Assumes annualized net interest margin for the six months ended June 30, 2018 Peers are UVSP – Univest Corp of PA; CATC – Cambridge Bancorp; BMTC – Bryn Mawr Bank Corp; WASH – Washington Trust Bancorp Source: S&P Global Market Intelligence, company filings

[The market would imply that our stock is undervalued as PGC currently trades at lower multiples than our wealth management peers.] PGC’s Current Valuation vs. Wealth Management Peers Note: Pricing data as of July 25, 2018; financial data as reported for the six months ended June 30, 2018 (YTD 2018) 1. Assumes annualized reported EPS for the six months ended June 30, 2018 * UVSP EPS excludes a charge to the provision for loan and lease losses which represented $0.34 of diluted EPS; including this charge, UVSP P/EPS would be 23.6x Peers are UVSP – Univest Corp of PA; CATC – Cambridge Bancorp; BMTC – Bryn Mawr Bank Corp; WASH – Washington Trust Bancorp Source: S&P Global Market Intelligence, company filings 1

Grow fee revenue to 35% - 45% of total revenue. Expand NIM by re-mixing our loan portfolio into higher yielding C&I and driving core deposit growth. Expand our presence throughout the metro New York market. Integrate our acquired wealth management businesses under a common “Peapack Private” brand. Effectively manage capital, interest rate risk, and liquidity. Continue to deliver a superior client experience. Our Priorities

Appendix Peapack-Gladstone Bank

Douglas L. Kennedy President & Chief Executive Officer 908.719.6554 40 years experience; Before joining in 2012, he served as President of the NJ Market for Capital One Bank. He has held key executive level positions and had great success building formidable regional and national specialty banking business at Fleet Bank, Summit Bancorp and Bank of America. He is a current Member of the NJ Chamber of Commerce Board of Directors, Montclair State University Board of Trustees, and Sacred Heart University Board of Trustees. He has served as President of NJ After 3 and as a Board Member of the NJ Bankers Association. John P. Babcock Senior EVP & President of Peapack Private Wealth Management 908.719.3301 37 years experience; Prior to joining, he was the managing director in charge of the Northeast Mid-Atlantic region for the HSBC Private Bank and, prior to that, he was the New York Metro Market Executive for U.S. Trust - the largest of U.S. Trust’s 53 markets in the U.S. In these and previous roles over the last 37 years, he has led commercial and wealth management/private bank businesses in New York City and regional markets through mergers, expansions, rapid growth and periods of significant organizational change. Jeffrey J. Carfora, CPA Senior EVP & Chief Financial Officer 908.719.4308 38 years experience; Joining as Executive Vice President and CFO in March 2009, he was promoted to Senior Executive Vice President in August 2013. Previously, he was affiliated with Penn Federal Savings Bank (where he joined as CFO and was later promoted to COO), Carteret Bank, and Marine Midland Bank. He began his career in 1980 with PriceWaterhouseCoopers. Experienced Leadership Team

Tony Spinelli Tony Spinelli was named to the Board of Directors in May of 2017. Mr. Spinelli maintains Certified Information Systems Security Professional (CISSP) accreditation and serves on the boards of Per Scholas, the US Department of Defense and Georgia Tech Institute for Information Security and Privacy. Tony has also served on the board of advisors for Cisco, Cylance, Kudelski Security, and IBM. He holds multiple patents in such areas as data loss prevention and methods of network risk reduction and internet browsing habits. Mr. Spinelli serves as COO and President, Cyberdivision for Fractal Industries, Inc., a venture-backed artificial intelligence and machine learning decision-platform focused on advancing digital analytics in both cybersecurity and risk management. He has served as SVP and Chief Information Security Officer at Capital One Financial, as well as Tyco International, Equifax and First Data Corporation, where he led global teams responsible for security engineering, security operations, security compliance and policy and cybersecurity threat management. Carmen M. Bowser Carmen Bowser was named to the Board of Directors in September 2017. Ms. Bowser is a graduate of William Smith College with an MBA in Finance from Rutgers Graduate School of Management. She is a National Association of Corporate Directors Fellow and a member of Women Corporate Directors, the Urban Land Institute and WX, Inc. Ms. Bowser is an Independent Board Member and Member of the Audit and Nominating and Governance Committees for Columbia Property Trust, and is a Board Member for the 42nd Street Development Corporation. She served as Managing Vice President, Commercial Real Estate Division, at Capital One Bank, N.A., responsible for a 100-person team which provided the “first line of defense” for new loan originations and asset management. Ms. Bowser was a Principal/Managing Director for Prudential Mortgage Capital Company, where she led the commercial mortgage origination teams in McLean, Virginia, Boston, Massachusetts and New York City, overseeing annual team loan production of approximately $800 million across an expansive platform of FNMA, General Account, conduit, bridge, interim and mezzanine loans. She has held similar positions at Teachers Insurance and Annuity Association, Arbor National Commercial Corp, and The Prudential Insurance Company of America. Steven A. Kass Steven A. Kass was named to the Board of Directors in January of 2018. He is the retired CEO of Rothstein Kass and former senior partner of KPMG, the firm that acquired Rothstein Kass in 2016. As CEO of Rothstein Kass, he developed and implemented corporate strategy, championed organizational culture, core values, business purpose, guiding principles, diversity and women’s initiatives. Kass was responsible for the oversight of the firm’s financial performance and risk management, crisis response and corporate governance. He negotiated the sale of Rothstein Kass firm assets to KPMG and as senior partner at KPMG, he facilitated the integration and assimilation of the two firms. Kass served as Co-Chairman of the Board at Rothstein Kass from 2005 – 2014. He was a member of the Executive Committee from 1995 - 2014, serving as Chair from 2005 - 2014. He is a member of the National Association of Corporate Directors, the American College of Corporate Directors, the Association of Audit Committee Members, the KPMG Audit Committee Institute and the Private Directors Association. He is a former board member of Sun Bancorp and AGN International, is a member of the Whitman School of Management and the Lubin School of Accounting Advisory Boards for Syracuse University. Recent Additions to the Board of Directors

Balance sheet risk management includes stress testing: Capital Quarterly stress testing (top down/bottom up). Remain well-capitalized under our stress scenarios. Liquidity (as of June 30, 2018) $418 million in cash and cash equivalents and securities designated as available for sale. Additional borrowing capacity of $1.1 billion available at the FHLB and $914 million at the FRB. Quarterly stress testing. Interest Rate Quarterly stress testing. In an immediate and sustained 200 basis point increase in market rates at June 30, 2018 modeling results show that net interest income for year 1 would increase approximately 1.3% when compared to a flat interest rate scenario. Capital, Liquidity, & Interest Rate Risk Management

Quarterly Income Statement Summary (Dollars in thousands, except per share data) 1. Efficiency Ratio calculated by dividing total noninterest expense, by net interest income and total noninterest income.

Asset Quality

Capital Summary 1. Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See non-GAAP financial measures reconciliation on page 33. 2. Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. See non-GAAP financial measures reconciliation on page 33.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Non-GAAP Financial Measures Reconciliation

(Dollars in thousands, except per share data)

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.

	6/30/2018	6/30/2017	12/31/2017	12/31/2016	12/31/2015	12/31/2014	12/31/2013	12/31/2012
Tangible Book Value Per share								
Shareholders Equity	437,019	356,847	403,678	324,210	275,676	242,267	170,657	122,057
Less Intangible assets, net	23,477	3,095	23,836	3,157	3,281	563	563	563
Tangible equity	413,542	353,752	379,842	321,053	272,395	241,704	170,094	121,494
Period end shares outstanding	19,007,312	17,846,404	18,619,634	17,257,995	16,068,119	15,155,717	11,788,517	8,917,799
Tangible book value per share	21.76	19.82	20.40	18.60	16.95	15.95	14.43	13.62
Book value per share	22.99	20.00	21.68	18.79	17.16	15.99	14.48	13.69
Tangible Equity to Tangible Assets								
Total assets	4,265,174	4,165,679	4,260,547	4,260,547	3,364,659	2,702,397	1,966,948	1,667,836
Less: Intangible assets, net	23,477	3,095	23,836	23,836	3,281	563	563	563
Tangible assets	4,241,697	4,162,584	4,236,711	4,236,711	3,361,378	2,701,834	1,966,385	1,667,273
Tangible equity to tangible assets	9.75%	8.50%	8.97%	7.58%	8.10%	8.95%	8.65%	7.29%
Equity to assets	10.25%	8.57%	9.47%	7.61%	8.19%	8.96%	8.68%	7.32%

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Peapack-Gladstone Financial Corporation 500 Hills Drive, Suite 300 P.O. Box 700 Bedminster, New Jersey 07921 (908) 234-0700 www.pgbank.com Douglas L. Kennedy President & Chief Executive Officer (908) 719-6554 dkennedy@pgbank.com Jeffrey J. Carfora Senior EVP & Chief Financial Officer (908) 719-4308 jcarfora@pgbank.com John P. Babcock Senior EVP & President of Peapack Private Wealth Management (908) 719-3301 jbabcock@pgbank.com Contacts Corporate Headquarters Contact